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Exhibit 24.1

WELLS FARGO & COMPANY

Power of Attorney
of Director and/or Officer

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of WELLS FARGO & COMPANY, a Delaware corporation, does hereby make, constitute and appoint RICHARD M. KOVACEVICH, HOWARD I. ATKINS, STANLEY S. STROUP, AND LAUREL A. HOLSCHUH, and each or any one of them, the undersigned's true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign and affix the undersigned's name as such director and/or officer of the Company to a Registration Statement on Form S-8 or an amendment of an existing Registration Statement on Form S-8, or other applicable form, and all amendments, including post-effective amendments, thereto, to be filed by the Company with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of a maximum of 800,000 shares of common stock of the Company, adjusted for any change in the number of outstanding shares of common stock resulting from stock splits, reverse stock splits or stock dividends occurring after the date hereof, which may be issued pursuant to the Wells Fargo & Company Directors Stock Compensation and Deferral Plan, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

        IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 25th day of February, 2003.

/s/ J.A. BLANCHARD III	/s/ CYNTHIA H. MILLIGAN
/s/ SUSAN E. ENGEL	/s/ BENJAMIN F. MONTOYA
/s/ ENRIQUE HERNANDEZ, JR.	/s/ PHILIP J. QUIGLEY
/s/ ROBERT L. JOSS	/s/ DONALD B. RICE
/s/ REATHA CLARK KING	/s/ JUDITH M. RUNSTAD
/s/ RICHARD M. KOVACEVICH	/s/ SUSAN G. SWENSON
/s/ RICHARD D. McCORMICK	/s/ MICHAEL W. WRIGHT

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WELLS FARGO & COMPANY Power of Attorney of Director and/or Officer